UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2011

Peet's Coffee & Tea, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Washington (State of jurisdiction)	0-32233 (Commission File No.)	91-0863396 (IRS Employer Identification No.)

1400 Park Avenue
Emeryville, California 94608-3520
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (510) 594-2100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2011, the Compensation Committee of the Board of Directors (the “Committee”) of Peet's Coffee & Tea, Inc. (the “Company”) approved a 2012 annual cash incentive bonus program under which each of the Company’s executive officers is eligible to earn a cash bonus payable in early 2013. Consistent with past practice, the amount of each eligible officer’s 2012 bonus will be a percentage of the officer’s base salary.  The exact percentage (within a specified range of percentages) will be determined by the Committee based on the Company’s 2012 performance with respect to pre-established financial and business performance criteria, subject to discretionary adjustment by the Committee.

For 2012, bonus amounts will be based on the Company’s performance with respect to three criteria:  operating income, net revenue, and completion of identified business initiatives intended to position the company to achieve sustained higher earnings and sales growth rates in future years. Each of the three performance criteria accounts for a bonus component representing one-third of each participant’s total potential bonus. The Committee established “target” levels of operating income and net revenue for bonus determination purposes, as well as lower “threshold” levels and higher “maximum” levels for these two criteria. For each of these criteria, if the Company’s performance is below the threshold level, no bonuses will be earned for that component, and if the Company’s performance is at or above the maximum level, the maximum potential bonuses payable for that component will be earned. If the Company completes the identified business initiatives, as determined by the Committee, each participant will earn the one-third of total potential bonus related to that performance criterion. Notwithstanding the foregoing, if the Company’s operating income is below the threshold level, no bonuses will be earned under any of the three components of the program.

Our chief executive officer will be eligible to receive a 2012 cash incentive bonus equal to 90% of his base salary if the Company’s operating income and net revenue are both at the target level and the business initiatives are completed. If the Company’s 2012 operating income is at or above the threshold level, our chief executive officer’s bonus will be set in a range between 7.5% of his base salary (if operating income equals the threshold level and the other performance criteria are not met) and 135% of his base salary (if operating income and net revenue are both at or above the maximum level and the business initiatives are completed.)

Each of our executive officers other than our chief executive officer will be eligible to receive a 2012 cash incentive bonus equal to 40% of his or her base salary if the Company’s operating income and net revenue are both at the target level and the business initiatives are completed. If the Company’s 2012 operating income is at or above the threshold level, the bonuses of each of these executive officers will be set in a range between 3.33% of his or her base salary (if operating income equals the threshold level and the other performance criteria are not met) and 60% of his or her base salary (if operating income and net revenue are both at or above the maximum level and the business initiatives are completed.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Peet's Coffee & Tea, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Peet's Coffee & Tea, Inc.

Dated: January 3, 2012	By:	/s/ Tom Cawley
Thomas P. Cawley
Chief Financial Officer